Exhibit 99.01

           PATIENT INFOSYSTEMS REPORTS REVENUES FOR Q3 2004, REVENUES
                          INCREASE 136% YEAR OVER YEAR



Rochester,   NY-Patient  Infosystems  Inc.  (OTCBB:PATY)  a  leading  healthcare solutions company today reported its results from operations for the three month period ending September 30, 2004.

Revenues increased 136% for the quarter ending September 30, 2004 to $3,373,820 from $1,429,692 for the comparable quarter ending September 30, 2003. For the nine months ended September 30, 2004 revenues increased 165% to $10,467,679 from $3,957,408 for the comparable period ending September 30, 2003.

On December 31, 2003, the Company acquired substantially all the assets and liabilities of American Caresource Corporation for a total purchase price of $5,754,866. The operations of American Caresource Corporation are included only since the date of the acquisition. On September 22, 2004, the Company acquired all the outstanding equity of CBCA Care Management, Inc. for a total purchase price of $7,235,000 which included (1) $7,100,000 in cash and (2) estimated direct expenses of $135,000.

Roger Chaufournier, President and CEO of Patient Infosystems Inc. states, "We are very pleased to have reported record results and growth for the quarter. With the addition of our newly acquired care management business line Patient Infosystems can now offer a full disease management and care management suite to its customers. Over the past year we have made two strategic acquisitions that have developed Patient Infosystems into a leader in ancillary network management, and disease and demand management."

During the three months ended September 30, 2004, the Company operated in two segments: (i) Patient Infoystems, which includes disease management, demand management, provider improvement as well as case management and utilization review services and (ii) American Caresource, which includes ancillary benefits management services.

Patient Infosystems division:

Revenues increased 38% to $1,967,444 for the three months ended September 30, 2004, from $1,429,692 for the three months ended September 30, 2003. Revenues increased 51% from $3,957,408 for the nine months ended September 30, 2003 to $5,991,597 for the nine months ended September 30, 2004. Revenues are primarily attributable to assistance provided to organizations for the management of patients with chronic disease, including information technology support, learning organization services and data analysis and reporting.

Cost of sales for the three and nine month periods ended September 30, 2004 were
$1,354,896  and  $4,145,574,   respectively,   as  compared  to  $1,107,776  and
$3,054,233 for the same respective  periods of 2003.

Patient Infosystems had a net loss for the three and nine month periods ended September 30, 2004 of $242,346 and $535,434, respectively, as compared to $1,190,639 and $2,702,043 for the same respective periods of 2003.

American Caresource division:

Revenues of American CareSource Holdings, Inc. ("ACS") are comprised of revenues from ancillary service claims and processing of patient claims. Revenues decreased to $1.4 million from $2.2 million during the three months ended September 30, 2004 and 2003, respectively, or 36%. Revenues decreased to $4.5 million from $7.0 million during the nine months ended September 30, 2004 and 2003, respectively, or 36%. This decrease is attributable to the cancellation of contracts for major clients and to the reduction of revenue from certain providers in ACS' ancillary health provider network, partially offset by the addition of new clients. ACS has experienced improved relations with providers in its network as a result of the acquisition by Patient Infosystems. ACS also has been able to expand its provider network by seeking to restore relationships with providers previously in the network and adding new providers as ACS obtained new client payor contracts.

Costs of revenues for the three and nine month periods ended September 30, 2004 decreased to $1,446,866 and $4,433,826, respectively, as compared to $2,410,583 and $7,920,539 for the same respective periods of 2003

ACS had a net loss for the three and nine month periods ended September 30, 2004 of $415,969 and $1,605,254, respectively, as compared to $841,642 and $2,907,876 for the same respective periods of 2003.

Income (loss)

The Company reported a net loss attributable to common shareholders for the three and nine month periods ended September 30, 2004 of $864,576 and $2,839,706, respectively, as compared to $1,858,563 and $4,882,285 for the same respective periods of 2003. This represents a loss per share of $0.09 and $0.39 for the same respective periods as compared to $2.04 and $5.35 for the same respective periods of 2003.

                   PATIENT INFOSYSTEMS, INC. AND SUBSIDIARIES
                 CONSOLIDATED BALANCE SHEETS (UNAUDITED) AS OF

ASSETS                                                                          September 30, 2004      December 31, 2003
                                                                                ------------------      -----------------
CURRENT ASSETS:
  Cash and cash equivalents                                                             $ 954,408              $ 397,851
  Accounts receivable                                                                   1,078,465                771,258
  Prepaid expenses and other current assets                                               265,674                156,729
                                                                                ------------------ ----------------------
        Total current assets                                                            2,298,547              1,325,838

Property and equipment, net                                                               605,913                305,551

OTHER ASSETS:
  Intangible assets                                                                       642,700                497,893
  Goodwill                                                                             13,866,989              6,981,876
                                                                                ------------------ ----------------------
TOTAL ASSETS                                                                         $ 17,414,149            $ 9,111,158
                                                                                ================== ======================
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Bank overdraft                                                                     $       -               $   189,608
  Accounts payable                                                                      1,283,197              1,337,862
  Accrued salaries and wages                                                              667,956                442,299
  Accrued expenses                                                                        256,049              1,043,247
  Accrued dividends                                                                     1,111,593                490,756
  Current maturities of long-term debt                                                     25,518                294,117
  Deferred revenue                                                                        293,761                336,598
                                                                                ------------------ ----------------------
        Total current liabilities                                                       3,638,074              4,134,487
                                                                                ------------------ ----------------------
LINE OF CREDIT                                                                          7,000,000              3,000,000
LONG-TERM DEBT                                                                             23,172                 40,295

STOCKHOLDERS' EQUITY:
  Preferred stock - $.01 par value:  shares authorized: 20,000,000
    Series C, 9% cumulative, convertible, issued and outstanding - 75,000
       as of September 30, 2004, 100,000 as of December 31, 2003                              750                  1,000
    Series D, 9% cumulative, convertible, issued and outstanding - 840,118
       as of September 30, 2004, 830,100 as of December 31, 2003                            8,401                  8,301
  Common stock - $.01 par value:  shares authorized:
     80,000,000; issued and outstanding - 9,638,067 as of September  30, 2004,
        4,960,354 as of December 31, 2003                                                  96,381                 49,604
  Additional paid-in capital                                                           54,541,419             45,596,684
  Unearned debt issuance cost                                                         (1,955,967)                      -
  Accumulated deficit                                                                (45,938,081)           (43,719,213)
                                                                                ------------------ ----------------------
        Total stockholders' equity                                                      6,752,903              1,936,376
                                                                                ------------------ ----------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $ 17,414,149            $ 9,111,158
                                                                                ================== ======================

                   PATIENT INFOSYSTEMS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATION (UNAUDITED)

                                              Three Months Ended              Nine Months Ended
                                                September 30,                   September 30,
                                           2004              2003            2004             2003
                                           ----              ----            ----             ----

REVENUES
  Disease and demand management fees    $ 1,967,444      $ 1,429,692      $ 5,991,597      $ 3,957,408
  Ancillary benefits management fees      1,406,376             -           4,476,082             -
                                      -------------- ---------------- ---------------- ----------------
       Total revenues                     3,373,820        1,429,692       10,467,679        3,957,408
                                      -------------- ---------------- ---------------- ----------------
COSTS AND EXPENSES
  Cost of sales                           2,801,762        1,107,776        8,578,400        3,054,233
  Sales and marketing                       363,123          230,606        1,060,756          675,667
  General and administrative                611,089          341,526        2,256,920          913,837
  Research and development                   31,451           35,060           89,685          100,288
                                      -------------- ---------------- ---------------- ----------------
        Total costs and expenses          3,807,425        1,714,968       11,985,761        4,744,025
                                      -------------- ---------------- ---------------- ----------------
OPERATING LOSS                             (433,605)        (285,276)      (1,518,082)        (786,617)

OTHER EXPENSE
  Financing cost                           (203,158)        (754,101)        (545,908)      (1,467,947)
  Interest expense, net                     (21,552)        (151,262)         (76,698)        (447,479)
                                      -------------- ---------------- ---------------- ----------------
NET LOSS                                   (658,315)      (1,190,639)      (2,140,688)      (2,702,043)

CONVERTIBLE PREFERRED STOCK DIVIDENDS      (205,902)        (667,924)        (699,018)      (2,180,242)
                                      -------------- ---------------- ---------------- ----------------
NET LOSS ATTRIBUTABLE TO
  COMMON STOCKHOLDERS                   $  (864,217)   $  (1,858,563)   $  (2,839,706)   $  (4,882,285)
                                      ============== ================ ================ ================
NET LOSS PER SHARE - BASIC
   AND DILUTED                             $  (0.09)         $ (2.04)         $ (0.39)         $ (5.35)
                                      ============== ================ ================ ================
WEIGHTED AVERAGE COMMON  SHARES           9,638,067          913,035        7,202,947          913,015
                                      ============== ================ ================ ================

ABOUT PATIENT INFOSYSTEMS

Patient Infosystems is a leader in disease and demand management programs that reduce healthcare costs and increase patient quality of life and service. The company, through its wholly owned subsidiary, American Caresource, is also a pioneer in ancillary benefits management. For more information on Patient Infosystems please go to www.ptisys.com.

This release contains information about management's view of the company's future expectations, plans and prospects, our ability to reduce costs for our clients, to benefit their businesses and our ability to recognize our goals for 2004 that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with the company's financial condition, its ability to sell its products, its ability to compete with competitors and the growth of the healthcare market as well as other factors that are discussed in the company's filed Annual Report on Form 10-KSB, as well as other documents filed with the Securities and Exchange Commission.
------------------------------------------------------------------------
Contact:

     Lipman Capital Group Inc.
     John Lipman, 212-737-9803
     jlipman@lipmangrp.com